Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We herby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 16, 2005, relating to the financial statements of Mueller Water Products, LLC, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
June 5, 2006